UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2024

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Principal Officers.

Management Incentive Plans (“MIPs”)

On January 18, 2024, the Compensation and Stock Option Committee (the “Compensation Committee”) of Perma-Fix Environmental Services, Inc. (the “Company”) recommended approval of, and the Company’s Board of Directors approved, with Mark Duff and Dr. Louis Centofanti abstaining, individual MIPs for the calendar year 2024 for Mark Duff, our Chief Executive Officer (the “CEO”); Ben Naccarato, our Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”); Dr. Louis Centofanti, our EVP of Strategic Initiatives; and Richard Grondin, our EVP of Waste Treatment Operations (collectively, the “Executive Officers”). Each of the MIPs is effective January 1, 2024 and applicable for the 2024 calendar year. Each MIP provides guidelines for the calculation of annual cash incentive-based compensation, subject to Compensation Committee oversight and modification.

The performance compensation under the MIP for each Executive Officer is based upon meeting certain separate target objectives during 2024 as described in the separate MIPs for each of the Executive Officers, attached to this Report as Exhibits 99.1 to 99.4, incorporated herein by reference.

All of the 2024 MIPs include revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) targets, which in the Compensation Committee’s expectation for performance would warrant payment of an incentive cash compensation. EBITDA is a non-GAAP measure. In formulating such targets, the Compensation Committee and the Board considered 2023 results, the Board-approved budget for 2024, economic conditions, and forecasts for 2024 government spending. Other performance criteria for all Executive Officers other than the EVP and Chief Financial Officer include health, safety, and compliance statistics, as well as permit and license violations. In addition to performance targets for revenue and EBITDA, the 2024 MIP for the EVP and CFO includes a performance incentive for meeting regulatory filings deadlines for Form 10-Ks, Form 10-Qs and Form 8-Ks as required by the Securities and Exchange Commission.

Total potential target performance compensation is determined based on the percentage of the target achieved. The total potential target performance compensation payable ranges from 25% to 150% of the 2024 base salary for the CEO ($104,287 to $625,733), 29% to 100% of the 2024 base salary for the CFO ($95,681 to $332,811), 25% to 100% of the 2024 base salary for the EVP of Strategic Initiatives ($69,337 to $277,346), and 25% to 100% ($71,317 to $285,267) of the 2024 base salary for the EVP of Waste Treatment Operations.

Performance compensation amounts under the 2024 MIPs are to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2024.

The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described above, at any time and for any reason.

The total to be paid to the Executive Officers under the MIPs, in the aggregate, may not exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation. Additionally, no performance incentive compensation will be payable for any of the performance targets unless a minimum of 75% of the EBITDA Target is achieved.

The descriptions of the 2024 MIPs contained herein are qualified by reference to the respective MIPs attached to this Report as exhibits 99.1 to 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	2024 Management Incentive Plan for Chief Executive Officer, approved January 18, 2024, but effective January 1, 2024.

99.2	2024 Management Incentive Plan for Chief Financial Officer, approved January 18, 2024, but effective January 1, 2024.

99.3	2024 Management Incentive Plan for EVP of Strategic Initiatives, approved January 18, 2024, but effective January 1, 2024.

99.4	2024 Management Incentive Plan for EVP of Waste Treatment Operations, approved January 18, 2024, but effective January 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2024

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief F1inancial Officer

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